Exhibit 4.3

            Independent Certified Public Accountants' Consent

     We have issued our report dated January 30, 1997 on the statement of condition and related securities portfolio of Van Kampen American Capital Insured Income Trust, Series 64 as of January 30, 1997 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Certified Public Accountants."




                                    Grant Thornton LLP







Chicago, Illinois
January 30, 1997